Exhibit 5.1

ATTORNEYS AT LAW one independent drive, suite 1300 Jacksonville, Florida 32202-5017 904.359.2000 TEL 904.359.8700 FAX www.foley.com

January 18, 2022

Stryve Foods, Inc.

5801 Tennyson Parkway, Suite 275

Plano, TX 75024

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Stryve Foods, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-1 (as amended, and including any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b), the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the resale from time to time by the selling stockholders named in the Registration Statement of (i) 2,496,934 shares (the “Common Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”); (ii) 7,797,184 shares of Common Stock issuable from time to time upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”) and (iii) 10,294,118 shares of Common Stock issuable from time to time upon exercise of warrants (the “Non Pre-Funded Warrants,” and collectively with the Pre-Funded Warrants, the “Warrants”) to purchase shares of Common Stock (the “Non Pre-Funded Warrant Shares,” and collectively with the Pre-Funded Warrant Shares, the “Warrant Shares”). The Warrant Shares and Common Shares are collectively referred to herein as the “Shares.”

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the First Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof; (ii) the Bylaws of the Company as in effect on the date hereof; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all manual and electronic signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

Stryve Foods, Inc.

January 18, 2022

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof (a) the Common Shares are duly authorized, validly issued, fully paid and nonassessable and (b) the Warrant Shares, when issued, sold and delivered against payment therefor, if any, in accordance with the provisions of the outstanding Warrants, will be duly authorized, validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

Sincerely,

/s/ FOLEY & LARDNER LLP